SIXTH AMENDMENT TO THE RUBY TUESDAY, INC. MANAGEMENT RETIREMENT PLAN


     THIS FIRST AMENDMENT is made on this 9th day of April, 2001, by RUBY TUESDAY, INC., a corporation duly organized and existing under the laws of the State of Georgia (the "Primary Sponsor").

     WITNESSETH:

     WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Management Retirement Plan (the "Plan") as most recently amended on December 18, 1996.

     WHEREAS, the Primary Sponsor now wishes to amend the Plan to cease the accrual of benefits under the Plan for all existing participants and to prohibit the addition of any new participants.

     NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan pursuant to
     Section 12.01 thereof, effective as of June 1, 2001 (the "Freeze Date"), as follows:


     1. By adding the following new final sentence to Section 1.01:

     "Notwithstanding any other provision of this Section 1.01, the Accrued Benefit of a Participant shall be frozen as of the Freeze Date, such that no Compensation paid after the Freeze Date and no Years of Credited Service (or fractional portion thereof) completed after the Freeze Date shall be taken into account for purposes of determining a Participant's Accrued Benefit."

     2. By adding the following new final sentence to Section 1.07:

     "Notwithstanding any other provision of this Section 1.07, no Compensation paid to a Participant after the Freeze Date shall be taken into account for purposes of determining a Participant's Accrued Benefit."

     3. By adding the following new final sentence to Section 1.22:

     "Notwithstanding any other provision of this Section 1.22, no Years of Credited Service (or fractional portion thereof) completed by a Participant after the Freeze Date shall be taken into account for purposes of determining a Participant's Accrued Benefit."

     4. By adding the following new Section 2.03:

     "2.03 Freeze Date. Notwithstanding any other provision of this Section 2, no person who has failed to satisfy the eligibility criteria as of the Freeze Date shall become a Participant in the Plan."

     5. By deleting the final sentence of Section 4.04(b).

     6. By deleting the first sentence of Section 6.01 and by substituting therefor the following:

     "The Accrued Benefit of a Participant who terminates employment with the Company and its Affiliates prior to attaining age fifty-five (55) shall be payable as of the first day of the month following his attainment of age sixty-five (65), unless the affected Participant elects to have payments commence as early as the first day of the month following his attainment of age fifty-five (55)."


     Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Sixth Amendment.

     IN WITNESS WHEREOF, the Primary Sponsor has caused this Sixth Amendment to be executed on the day and year first above written.

                                        RUBY TUESDAY, INC.

                                        /s/ Samuel E. Beall, III
                                        By: Samuel E. Beall, III
                                        Chairman and Chief Executive Officer


     ATTEST:


     /s/ Daniel T. Cronk
     Daniel T. Cronk
     Secretary


     [CORPORATE     SEAL]


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